EXHIBIT 99.1

National Western and Prosperity Life Group Announce $1.9 Billion Cash Merger

Austin, Texas, October 9, 2023 ‑ National Western Life Group, Inc. (“National Western” or the “Company”) (NASDAQ:NWLI), and Prosperity Life Group (“Prosperity Life Group”) today announced the signing of a definitive Merger Agreement whereby S. USA Life Insurance Company, Inc. (“SUSA”), an affiliate of Prosperity Life Group, will acquire National Western in an all-cash transaction valued at approximately $1.9 billion (the “Merger Agreement”).

As part of the agreement, each issued and outstanding share of National Western common stock will be converted into the right to receive $500 in cash at closing of the merger. The merger consideration of $500 per share of National Western’s Class A Common Stock and Class B Common Stock (the “Merger Consideration”) represents an 87.1% premium to the unaffected Class A Common Stock share price of $267.29 on May 16, 2023, as well as an 11.8% premium over National Western’s 30-day volume-weighted average price as of October 6, 2023. The merger has received the unanimous approval of National Western’s Board of Directors.

Nicholas von Moltke, President and Chief Executive Officer of Prosperity Life Group, said, “The acquisition of National Western represents a significant milestone in the continued expansion of our insurance business. We look forward to welcoming National Western to Prosperity Life Group. National Western’s capabilities will further complement our ambition to deliver a compelling value proposition to our policyholders and the company.”

Ross R. Moody, Chairman of the Board and Chief Executive Officer of National Western, said, “This is an exciting moment in National Western’s history. I would like to thank our board of directors, particularly our strategic opportunities committee of independent directors, which conducted a thorough review of a range of strategic alternatives and possible business opportunities to maximize value for our stockholders. The transaction provides clear and immediate value for our stockholders at an attractive premium.”

The merger is expected to close in the first half of 2024. It is subject to certain customary closing conditions for a transaction of this type, including approval by National Western’s stockholders, antitrust clearance and receipt of insurance regulatory approvals. National Western stockholders that collectively own common shares representing approximately 29.7% of the total voting power of the Company’s common shares (including 99% of the Company’s Class B Common Stock) have executed voting and support agreements with SUSA. Under these voting and support agreements, each of these stockholders has agreed to vote all common shares owned by that stockholder in favor of the Merger Agreement and against any alternative transactions.

National Western will file a current report on Form 8-K with the U.S. Securities and Exchange Commission (the “SEC”) containing a summary of the terms and conditions of the proposed acquisition, as well as a copy of the Merger Agreement and the form of voting and support agreement.

The Merger Consideration will be funded through a combination of (i) cash from internal sources, (ii) a capital commitment from affiliates of Elliott Investment Management L.P. and (iii) borrowing under existing facilities or debt commitments, the aggregate proceeds of which will provide Prosperity Life Group and its affiliates with the funds needed to consummate the merger, including to pay the aggregate Merger Consideration pursuant to the Merger Agreement. The capital commitment will be reduced by the amount of any debt actually funded at closing if and to the extent that such debt financing is used to fund the payment of Merger Consideration. The completion of the merger is not conditioned on receipt of financing by Prosperity Life Group or its affiliates.

Advisors

Citi is serving as financial advisor and Debevoise & Plimpton LLP is serving as legal advisor to Prosperity Life Group and SUSA on this transaction.

Goldman Sachs & Co. LLC serves as financial advisor and Sidley Austin LLP is acting as outside M&A counsel to National Western on this transaction.

About National Western Group, Inc.

National Western Life Group, Inc. is the parent organization of National Western Life Insurance Company, which is the parent organization of Ozark National Life Insurance Company, both stock life insurance companies in aggregate offering a broad portfolio of individual universal life, whole life and term insurance plans, as well as annuity products. At June 30, 2023, the Company maintained consolidated total assets of $12.5 billion, consolidated stockholders’ equity of $2.3 billion, and combined life insurance in force of $18.9 billion.

About Prosperity Life Group

Prosperity Life Group is an innovative insurance, reinsurance, and asset management company. Together, Prosperity Life Group’s underwriting company affiliates – SBLI USA Life Insurance Company, Inc, S. USA Life Insurance Company, Inc., and Shenandoah Life Insurance Company - have been helping individuals and their families since 1916 by providing life insurance, asset accumulation, and supplemental health products to help them achieve their goals. Affiliate Prosperity Asset Management is an insurance-focused asset manager specializing in structured credit & niche asset opportunities and origination platforms.

Only SBLI USA is an authorized New York insurer. S. USA Life and Shenandoah Life are not authorized as insurers in, and do not do insurance business in, New York. Each underwriting company is responsible for its own financial and contractual obligations. SBLI USA is not affiliated with The Savings Bank Mutual Life Insurance Company of Massachusetts.

For more information, please contact:

National Western:	Prosperity Life Group:
Brian M. Pribyl	Kate Jones
Tel: (512) 719-2493	Tel: (732) 688-0375
Email: bpribyl@nwlic.com	Email: kate.jones@prosperitylife.com

Important Information For Investors And Stockholders

This communication does not constitute an offer to sell or the solicitation of an offer to buy any securities or a solicitation of any vote or approval. The proposed transaction between National Western and SUSA will be submitted to the stockholders of National Western for their consideration. National Western will file a proxy statement with the SEC. National Western also plans to file other relevant documents with the SEC in connection with the proposed transaction. INVESTORS AND SECURITY HOLDERS OF NATIONAL WESTERN ARE URGED TO READ THE PROXY STATEMENT AND OTHER RELEVANT DOCUMENTS THAT WILL BE FILED WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION. Investors and stockholders will be able to obtain free copies of the proxy statement and other documents containing important information about National Western once such documents are filed with the SEC, through the website maintained by the SEC at http://www.sec.gov. Copies of the documents filed with the SEC by National Western will be available free of charge on National Western’s website at www.nwlgi.com under the tab “Investor Relations” or by contacting National Western’s investor relations administrator at azielezinski@nwlic.com.

Participants in Solicitation

No person has commenced soliciting proxies in connection with the proposed transaction referenced in this press release, and this press release is neither an offer to purchase nor a solicitation of an offer to sell securities. National Western, its directors and certain of its executive officers may be deemed to be participants in the solicitation of proxies from the stockholders of National Western in connection with the proposed transaction. Information about the directors and executive officers of National Western is set forth in its Annual Report on Form 10-K for the year ended December 31, 2022, which was filed with the SEC on March 15, 2023, its Definitive Proxy Statement, which was filed with the SEC on April 28, 2023 and subsequent statements of changes in beneficial ownership on file with the SEC. These documents can be obtained free of charge from the source listed above. Other information regarding the participants in the proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, will be contained in the proxy statement and other relevant materials to be filed with the SEC when they become available.

Cautionary Notice Regarding Forward-Looking Statements

Except for historical information, all other information in this press release consists of forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements, and related oral statements the Company or SUSA may make, are subject to risks and uncertainties that could cause actual results to differ materially from those projected, anticipated or implied. For example, (1) conditions to the closing of the proposed transaction may not be satisfied, (2) regulatory approvals required for the proposed transaction may not be obtained, or required regulatory approvals may delay the proposed transaction or result in the imposition of conditions that could have a material adverse effect on the Company or SUSA or cause certain conditions to closing not to be satisfied, which could result in the termination of the Merger Agreement, (3) the timing of completion of the proposed transaction is uncertain, (4) the business of the Company or SUSA may suffer as a result of uncertainty surrounding the proposed transaction, (5) events, changes or other circumstances could occur that could give rise to the termination of the Merger Agreement, (6) there are risks related to disruption of management’s attention from the ongoing business operations of the Company or SUSA due to the proposed transaction, (7) the announcement or pendency of the proposed transaction could affect the relationships of the Company or SUSA with its clients, operating results and business generally, including on the ability of the Company or SUSA to retain employees, (8) the outcome of any legal proceedings initiated against the Company or SUSA following the announcement of the proposed transaction could adversely affect the Company or SUSA, including their ability to consummate the proposed transaction and (9) the Company or SUSA may be adversely affected by other economic, business, and/or competitive factors as well as management’s response to any of the aforementioned factors.

The foregoing review of important factors should not be construed as exhaustive and should be read in conjunction with the other cautionary statements that are included herein and elsewhere, including the risk factors included in the Company’s most recent Annual Report on Form 10-K and Quarterly Report on Form 10-Q and other documents of the Company and SUSA on file with the SEC. Neither the Company nor SUSA undertakes any obligation to update, correct or otherwise revise any forward-looking statements. All subsequent written and oral forward-looking statements attributable to the Company or SUSA and/or any person acting on behalf of either of them are expressly qualified in their entirety by this paragraph. The information contained on any websites referenced in this press release is not incorporated by reference into this press release.